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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Ultimate Financial Information" and "Experts" and to the use of our report dated March 7, 1997, included in the Proxy/Prospectus Statement of Ultimate Electronics, Inc.
that is made a part of the Registration Statement (Form S-4 No. 333-    ) and
the Prospectus of Ultimate Electronics, Inc. for the registration of 1,000,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Denver, Colorado
April 10, 1997